Exhibit 99.1
D-Wave Reports Fourth Quarter and Year-End 2024 Results
FY 2024 Bookings up 128% Year over Year
Q4 Bookings up 502% Year over Year
Current Cash Position Exceeds $300 Million

PALO ALTO, Calif. – March 13, 2025 – D-Wave Quantum Inc., (NYSE: QBTS) (“D-Wave” or the “Company”) a leader in quantum computing systems, software, and services, today announced financial results for its fourth fiscal quarter and year ended December 31, 2024.
“Every day D-Wave’s quantum technology is helping customers gain competitive advantages, discover new scientific breakthroughs, and fuel innovations that were previously unimaginable,” said Dr. Alan Baratz, CEO of D-Wave. “Our mission is unwavering - to help organizations realize the benefits of quantum computing now. With record bookings, a record cash position and an unequivocal demonstration of our quantum system outperforming classical on a real-world problem, our progress toward achieving that mission is clear.”
Recent Business and Technical Highlights
•Announced that D-Wave has demonstrated quantum computational supremacy over classical computation on a useful, real-world problem, with peer-reviewed publication of the research in the esteemed journal, Science. The research, which has relevance to customers’ problems in materials discovery, solved the complex materials simulation problem on D-Wave’s Advantage2TM annealing quantum computer prototype significantly faster and with far less power consumption than one of the world’s most powerful classical supercomputers.
•Introduced an on-premises systems offering to enable customers to push the boundaries of quantum-fueled experimentation, development and usage. Also announced that the Julich Supercomputing Centre is the first high-performance computing (HPC) center to purchase and own a D-Wave Advantage annealing quantum computing system. It is expected that D-Wave’s system will be connected to the JUPITER supercomputer, Europe’s first and only exascale HPC, to facilitate breakthroughs in AI and quantum optimization applications.
•Announced the “Quantum Uplift” program to address customers’ disappointment with competitor quantum systems that have proven to be incapable of solving practical real-world problems and lack reliable uptime and availability. The program offers incentives to dissatisfied organizations toward the purchase of a D-Wave Advantage system that will enable them to pursue groundbreaking research and novel AI applications.
•Announced the calibration of a third 4,400 qubit Advantage2 processor. Compared with the current Advantage system, the Advantage2 processor delivers significant performance gains with doubled qubit coherence time, which drives faster time to solution; a 40% increase in energy scale for higher-quality solutions; and increased qubit connectivity from 15-way to 20-way, enabling solutions to larger, more complex problems.
•Worked with customers on a variety of quantum and hybrid quantum applications including: drug discovery with Japan Tobacco; insurance portfolio optimization with Leithà, the technology and data factory of Unipol, a leading Italian insurance company; and optimization of police vehicle deployment with North Wales Police.
•Announced a commercial hybrid-quantum application built with Staque that simulates and optimizes movements of autonomous agriculture vehicles. The companies expect the application could have important benefits to farmers as they adopt autonomous agriculture machines in order to scale and increase the output of their fields, with quantum computing providing the analysis, speed, and accuracy to help maximize production and minimize costs.

•Announced a partnership with Carahsoft Technology Corp., enabling them to co-market D-Wave’s comprehensive solutions to the public sector through Carahsoft’s reseller network. These solutions include real-time access to the D-Wave AdvantageTM quantum computing systems through D-Wave’s LeapTM quantum cloud service, workforce training programs to upskill current public sector employees, and specialized support from D-Wave’s professional services team to develop applications for specific public sector use cases.
•Initiated the Leap Quantum LaunchPad program designed to accelerate the exploration and development of quantum and hybrid-quantum applications. The program is structured as a free 3-month trial that provides access to D-Wave’s production-grade annealing quantum computers and the Leap real-time quantum cloud service as well as expert project support.
•Launched the new “Quantum Realized” brand campaign to showcase the benefits of today’s quantum computing and presented a framework to help customers evaluate a quantum computing company’s relative value. The campaign will span digital and print advertising channels, events, and the Company’s sponsorship of the International Year of Quantum Science and Technology, an initiative that aims to raise public awareness about quantum computing.
•Announced that Qubits 2025, the Company’s annual user conference, will take place March 31, 2025 and April 1, 2025 in Scottsdale, Arizona. Themed “Quantum Realized,” the event will feature company executives, customers and industry thought leaders discussing the ways that D-Wave products are delivering tangible value today. Speakers include Charles Payne of Fox Business’s “Making Money with Charles Payne,” IDC, Davidson Technologies, Julich Supercomputing Center, Japan Tobacco, NTT DOCOMO, Pusan National University, Quantum Research Sciences, SAS, the University of Southern California and more.
•Announced record Bookings for the year ended December 31, 2024, of $23.9 million, an increase of $13.4 million, or 128%, from Bookings of $10.5 million for the year ended December 31, 2023, and fiscal 2024 fourth quarter Bookings of $18.3 million, an increase of $15.3 million, or 502% from the fiscal 2023 fourth quarter Bookings of $3.0 million.
•D-Wave’s consolidated cash balance totaled $178.0 million as of December 31, 2024 and is in excess of $300 million as of the date of this earnings press release.

Financial Results for the Fiscal Year 2024
◦Revenue: Revenue for the year ended December 31, 2024, was $8.8 million, essentially flat compared to revenue of $8.8 million for the year ended December 31, 2023.
◦Bookings1: Bookings for the year ended December 31, 2024, were $23.9 million, an increase of $13.4 million, or 128%, from Bookings of $10.5 million for the year ended December 31, 2023.
◦Customers: In comparing the year ended December 31, 2024 with the year ended December 31, 2023, D-Wave had:
◦A total of 135 customers compared with a total of 133 customers;
◦76 commercial customers compared with 78 commercial customers;
◦59 research institution and government customers compared with 55 research institution and government customers; and
◦28 Forbes Global 2000 customers compared with 27 Forbes Global 2000 customers constituting 37% of the total number of commercial customers.
◦GAAP Gross Profit: GAAP gross profit for the year ended December 31, 2024 was $5.6 million, an increase of $1.0 million, or 20%, from $4.6 million of GAAP gross profit for the year ended December 31, 2023, with the increase due primarily to an increase in higher margin QCaaS revenue and lower stock-based compensation expense in cost of sales.
◦GAAP Gross Margin: GAAP gross margin for the year ended December 31, 2024 was 63.0%, an increase of 10.2% from the 52.8% GAAP gross margin for the year ended December 31, 2023.
◦Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the year ended December 31, 2024 was $6.4 million, an increase of $0.3 million, or 5%, from the Non-GAAP Gross Profit of $6.1 million for the year ended December 31, 2023. The difference between GAAP and Non-GAAP Gross Profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross profit.
◦Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the year ended December 31, 2024 was 72.8%, an increase of 3.0% from the 69.8% Non-GAAP Gross Margin for the year ended December 31, 2023. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross margin.
◦GAAP Operating Expenses: GAAP operating expenses for the year ended December 31, 2024 were $82.8 million, a decrease of $2.4 million, or 3% from GAAP operating expenses of $85.2 million for the year ended December 31, 2023, with the year-over-year decrease primarily driven by decreases of $5.6 million in non-cash stock-based compensation expense, $3.8 million in third party professional services and $1.0 million in insurance expenses, partially offset by increases in salaries and related personnel costs of $6.0 million related to incremental investments to support the Company's continued growth and expansion.
◦Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the year ended December 31, 2024 were $62.4 million, an increase of $2.0 million or 3% from Non-GAAP Adjusted Operating Expenses of $60.4 million for the year ended December 31, 2023, with the difference between GAAP and Non-GAAP Adjusted Operating Expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and depreciation and amortization.
◦Net Loss: Net loss for the year ended December 31, 2024 was $143.9 million, or $0.75 per share, an increase of $61.2 million, or $0.15 per share, from the net loss of $82.7 million or $0.60 per share, for the year ended December 31, 2023. The increase was primarily due to a $68.3 million non-cash, non-operating charge related to the remeasurement of the Company's warrant liability, that materially increased as a result of the significant price appreciation of the Company's warrants.
◦Adjusted Net Loss2: Adjusted Net Loss for the year ended December 31, 2024, was $75.6 million, or $0.39 per share, a decrease of $7.3 million, or $0.21 per share, from an Adjusted Net Loss of $83.0 million, or $0.60 per share, for the year ended December 31, 2023, with the difference between Net Loss and Adjusted Net Loss being non-cash, non-operating charge related to the remeasurement of the Company's warrant liability.
◦Adjusted EBITDA Loss2: The Adjusted EBITDA Loss for the year ended December 31, 2024 was $56.0 million, an increase of $1.7 million or 3% from the Adjusted EBITDA Loss of $54.3 million for the year ended December 31, 2023, with the increase due primarily to higher operating expenses, driven by the Company’s increased investment in its go-to-market and research and development organizations.
Fourth Quarter Fiscal 2024 Financial Highlights
•Revenue: Revenue for the fourth quarter of fiscal 2024 was $2.3 million, a decrease of $0.6 million, or 21%, from the fiscal 2023 fourth quarter revenue of $2.9 million.
•Bookings1: Bookings for the fourth quarter of fiscal 2024 were a record $18.3 million, an increase of $15.3 million, or 502% from the fiscal 2023 fourth quarter Bookings of $3.0 million.
•GAAP Gross Profit: GAAP gross profit for the fourth quarter of fiscal 2024 was $1.5 million, a decrease of $0.5 million, or 25%, from the fiscal 2023 fourth quarter gross profit of $2.0 million, with the decrease due primarily to lower professional services revenue.
•GAAP Gross Margin: GAAP gross margin for the fourth quarter of fiscal 2024 was 63.8%, a decrease of 3.9% from the fiscal 2023 fourth quarter GAAP gross margin of 67.7%.
•Non-GAAP Gross Profit2: Non-GAAP Gross Profit for the fourth quarter of fiscal 2024 was $1.7 million, a decrease of $0.6 million, or 28%, from the fiscal 2023 fourth quarter Non-GAAP Gross Profit of $2.3 million. The difference between GAAP and Non-GAAP gross profit is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross profit.
•Non-GAAP Gross Margin2: Non-GAAP Gross Margin for the fourth quarter of fiscal 2024 was 73.0%, a decrease of 7.2% from the fiscal 2023 fourth quarter Non-GAAP Gross Margin of 80.2%. The difference between GAAP and Non-GAAP Gross Margin is limited to non-cash stock-based compensation and depreciation and amortization expenses that are excluded from the Non-GAAP gross margin.
•GAAP Operating Expenses: GAAP operating expenses for the fourth quarter of fiscal 2024 were $21.7 million, an increase of $3.2 million, or 17%, from the fiscal 2023 fourth quarter GAAP operating expenses of $18.5 million with the increase driven primarily by an increase in personnel costs of $4.1 million, and fabrication costs of $0.6 million, partially offset by a decrease in third party professional fees of $1.2 million.
•Non-GAAP Adjusted Operating Expenses2: Non-GAAP Adjusted Operating Expenses for the fourth quarter of fiscal 2024 were $17.0 million, an increase of $3.8 million, or 29% from the fiscal 2023 fourth quarter Non-GAAP Adjusted Operating Expenses of $13.2 million, with the difference between GAAP and Non-GAAP Adjusted Operating Expenses being primarily non-cash stock-based compensation expense, non-recurring one-time expenses, and depreciation and amortization.
•Net Loss: Net loss for the fourth quarter of fiscal 2024 was $86.1 million, an increase of $70.1 million, or 438%, from the fiscal 2023 fourth quarter net loss of $16.0 million. The increase was primarily due to a $68.3 million non-cash, non-operating charge related to the remeasurement of the warrant liability, that materially increased as a result of the significant price appreciation of the Company's warrants. Net loss per share for the fourth quarter of fiscal 2024 was $0.37 per share, an increase of $0.27 from the fiscal 2023 fourth quarter net loss of $0.10 per share.
•Adjusted Net Loss2: Adjusted Net Loss for the fourth quarter of fiscal 2024, was $17.8 million, or $0.08 per share, an increase of $1.5 million and a decrease of $0.03 per share, compared with an Adjusted Net Loss of $16.4 million, or $0.10 per share, for the fiscal 2023 fourth quarter, with the difference between Net Loss and Adjusted Net Loss being the non-cash, non-operating charge related to the remeasurement of the Company's warrant liability.
•Adjusted EBITDA Loss2: Adjusted EBITDA Loss for the fourth quarter of fiscal 2024 was $15.3 million, an increase of $4.4 million, or 41%, from the fiscal 2023 fourth quarter Adjusted EBITDA Loss of $10.9 million, with the increase due primarily to lower revenue and higher operating expenses that were principally related to the Company’s increased investment in its go-to-market and research and development organizations.
Balance Sheet and Liquidity
As of December 31, 2024, D-Wave’s consolidated cash balance totaled $178.0 million and, as of the date of this earnings press release, exceeded $300 million. During the fourth quarter of fiscal 2024, the Company raised $161.3 million in equity through its At-The-Market (ATM) and Equity Line of Credit (ELOC) common stock issuance programs and, during the current first quarter of fiscal 2025, the Company raised an additional $146.2 million under an ATM program for total net proceeds of $307.5 million. Of the $307.5 million, $295.4 million was raised under the ATM programs at an average price per share of $4.30 that was $0.08 higher than the corresponding Volume Weighted Average Price (VWAP) of $4.22 per share. In addition, the Company paid off the remaining balance of its $50 million secured term loan with PSPIB Unitas Investments II Inc. during the fourth quarter.
As of December 31, 2024, the Company had $37.8 million in available issuance capacity under the ELOC with Lincoln Park Capital Fund, LLC, with the investment commitment running through October 2025. D-Wave’s ability to raise additional funds under the ELOC is subject to a number of conditions including having a sufficient number of registered shares and D-Wave's stock price being above $1.00 per share.
First Quarter Fiscal Year 2025 Outlook
•We expect first quarter fiscal 2025 revenue to exceed $10 million with a significant portion of the first quarter revenue including revenue recognized from the sale of an Advantage annealing quantum computer.
__________________
1“Bookings” is an operating metric that is defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of Bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our potential performance in future periods.
2"Non-GAAP Gross Profit", "Non-GAAP Gross Margin", "Non-GAAP Adjusted Operating Expenses", “Adjusted Net Loss”, "Adjusted Net Loss per Share" and "Adjusted EBITDA Loss", are non-GAAP financial measures or metrics. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

Earnings Conference Call
In conjunction with this announcement, D-Wave will host a conference call on Thursday, March 13, 2025, at 8:00 a.m. (Eastern Time), to discuss the Company’s financial results and business outlook. The live dial-in number is 1-800-717-1738 (domestic) or 1-646-307-1865 (international). Participating in the call will be Chief Executive Officer, Dr. Alan Baratz and Chief Financial Officer, John Markovich.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit Advantage quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage systems and Advantage2 prototypes to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with GAAP, we use non-GAAP measures of certain components of financial performance. Each of Non-GAAP gross profit, Non-GAAP gross margin, Adjusted EBITDA loss, Adjusted Net Loss, Adjusted Net Loss per Share, and Non-GAAP adjusted operating expenses is a financial measure that is not required by or presented in accordance with GAAP. Management believes that each measure provides investors an additional meaningful method to evaluate certain aspects of such results period over period. The Company defines each of its non-GAAP financial measures as follows:
•Non-GAAP gross profit is defined as GAAP gross profit less non-cash stock-based compensation expense and depreciation and amortization expense. We use Non-GAAP gross profit to measure, understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans.
•Non-GAAP gross margin is defined as GAAP gross margin less non-cash stock-based compensation expense and depreciation and amortization expense. We use Non-GAAP gross margin to measure, understand and evaluate our core business performance.
•Adjusted EBITDA loss is defined as net loss before interest expense, income tax expense (benefit), depreciation and amortization expense, stock-based compensation, remeasurements of liability-classified warrants, and other non-recurring non-operating income and expenses. We use Adjusted EBITDA loss to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.
•Adjusted Net Loss and Adjusted Net Loss per Share are defined as net loss and net loss per share excluding the impact of the non-cash, non-operating charges associated with the remeasurement of the Company’s warrant liability.
•Non-GAAP adjusted operating expenses is defined as operating expenses before depreciation and amortization expense, non-recurring one-time expenses and non-cash stock-based compensation expense. We use Non-GAAP adjusted operating expenses to measure our operating expenses, excluding items we do not believe directly reflect our core operations.
The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and our presentation of non-GAAP measures may be different from non-GAAP measures used by other companies. For a reconciliation of these non.GAAP measures to the most directly comparable GAAP measures, please refer to the reconciliations below.
Forward Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Contacts
Investor Contact:
Kevin Hunt
ir@dwavesys.com
Media Contact:
Alex Daigle
media@dwavesys.com

D-Wave Quantum Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
(In thousands, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$177,980	$41,307
Trade accounts receivable, net of allowance for doubtful accounts of $176 and zero	1,420	1,652
Inventories	1,686	2,078
Prepaid expenses and other current assets	3,954	2,009
Total current assets	185,040	47,046
Property and equipment, net	4,133	2,551
Operating lease right-of-use assets	7,261	8,223
Intangible assets, net	490	179
Other non-current assets, net	2,929	1,357
Total assets	$199,853	$59,356

Liabilities and stockholders' deficit
Current liabilities:
Trade accounts payable	$815	$1,465
Accrued expenses and other current liabilities	8,784	5,343
Current portion of operating lease liabilities	1,512	1,374
Loans payable, net, current	348	399
Deferred revenue, current	18,686	2,669
Total current liabilities	30,145	11,250
Warrant liabilities	69,875	1,630
Operating lease liabilities, net of current portion	6,389	7,028
Loans payable, net, non-current (including $— and $31,400 as of December 31, 2024 and December 31, 2023, respectively, at fair value)	30,128	63,850
Deferred revenue, non-current	670	79
Total liabilities	$137,207	$83,837

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, par value $0.0001 per share; 675,000,000 shares authorized at both December 31, 2024 and December 31, 2023; 266,595,867 shares and 161,113,744 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	27	16
Additional paid-in capital	700,069	469,081
Accumulated deficit	(626,940)	(483,061)
Accumulated other comprehensive loss	(10,510)	(10,517)
Total stockholders' equity (deficit)	62,646	(24,481)
Total liabilities and stockholders’ equity (deficit)	$199,853	$59,356

D-Wave Quantum Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$2,309	$2,906	$8,827	$8,758
Cost of revenue	836	939	3,264	4,136
Total gross profit	1,473	1,967	5,563	4,622
Operating expenses:
Research and development	9,752	7,956	35,300	37,878
General and administrative	8,126	8,139	32,422	37,014
Sales and marketing	3,827	2,414	15,064	10,276
Total operating expenses	21,705	18,509	82,786	85,168
Loss from operations	(20,232)	(16,542)	(77,223)	(80,546)
Other income (expense), net:
Interest expense	(417)	1,785	(3,897)	(37)
Change in fair value of Term Loan	(10)	(716)	(645)	640
Term Loan debt issuance costs	—	—	—	(2,118)
Gain on investment in marketable securities	—	—	1,495	—
Change in fair value of warrant liabilities	(68,264)	341	(68,245)	262
Other income (expense), net	2,846	(882)	4,636	(916)
Total other income (expense), net	(65,845)	528	(66,656)	(2,169)
Net loss	$(86,077)	$(16,014)	$(143,879)	$(82,715)
Net loss per share, basic and diluted	$(0.37)	$(0.10)	$(0.75)	$(0.60)
Weighted-average shares used in computing net loss per share, basic and diluted	232,997,043	158,869,112	192,129,049	137,993,736

Comprehensive loss:
Net loss	$(86,077)	$(16,014)	$(143,879)	$(82,715)
Foreign currency translation adjustment	89	(45)	7	(115)
Net comprehensive loss	$(85,988)	$(16,059)	$(143,872)	$(82,830)

D-Wave Quantum Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(143,879)	$(82,715)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,109	1,054
Stock-based compensation	15,661	21,919
Amortization of operating right-of-use assets	823	791
Provision for excess and obsolete inventory	134	32
Non-cash interest expense, net of cash paid for PIK interest	(1,441)	(78)
Change in fair value of Warrant liabilities	68,245	(262)
Change in fair value of Term Loan	645	(640)
Debt issuance costs netted from Term Loan proceeds	—	993
Gain on marketable securities	(1,495)	—
Unrealized foreign exchange loss (gain)	(3,307)	955
Change in operating assets and liabilities:
Trade accounts receivable	137	(818)
Research incentives receivable	—	264
Inventories	(215)	(237)
Prepaid expenses and other current assets	(1,580)	1,636
Trade accounts payable	(570)	(2,614)
Accrued expenses and other current liabilities	5,520	(1,374)
Deferred revenue	16,608	958
Operating lease liability	293	(510)
Other non-current assets, net	669	(3)
Net cash used in operating activities	(42,643)	(60,649)
Cash flows from investing activities:
Purchase of property and equipment	(2,106)	(583)
Purchase of convertible note	(1,000)	—
Sales of marketable equity securities	254	—
Expenditures for internal-use software	(289)	(47)
Net cash used in investing activities	(3,141)	(630)
Cash flows from financing activities:
Proceeds from the issuance of common stock pursuant to the Lincoln Park Purchase Agreement	44,285	63,676
Proceeds from the issuance of common stock in at-the-market offerings, net of issuance costs of $278	169,906	—
Proceeds from the issuance of common stock upon exercise of stock options	1,347	1,897
Proceeds from common stock issued under the Employee Stock Purchase Plan	424	491
Proceeds from Term Loan	—	29,007
Proceeds from government assistance	—	2,996
Payment of tax withheld pursuant to stock-based compensation settlements	(3,142)	(416)
Short swing profit settlement	—	244
Repayments on Term Loan	(30,000)	—
Repayments on TPC Loan	(370)	(374)
Repayment of promissory notes - related party	—	(420)
Other debt payments	—	(1,465)
Net cash provided by financing activities	182,450	95,636
Effect of exchange rate changes on cash and cash equivalents	7	(115)
Net increase in cash and cash equivalents	136,673	34,242
Cash and cash equivalents at beginning of period	41,307	7,065
Cash and cash equivalents at end of period	$177,980	$41,307

D-Wave Quantum Inc.
Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Gross Profit	$1,473	$1,967	$5,563	$4,622
Gross Margin	63.8%	67.7%	63.0%	52.8%
Excluding:
Depreciation and Amortization (1)	54	54	218	218
Stock-based compensation (2)	159	310	647	1,272
Non-GAAP Gross Profit	$1,686	$2,331	$6,428	$6,112
Non-GAAP Gross Margin	73.0%	80.2%	72.8%	69.8%
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in Cost of Revenue only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Operating Expenses.
(2)Stock-based compensation reflects the stock-based compensation recorded in Cost of Revenue only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock-based compensation recorded in Operating Expenses.
D-Wave Quantum Inc.
Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended December 31,		Year Ended December 31, 2024
(in thousands of U.S. dollars)	2024	2023	2024	2023
Operating expenses	$21,705	$18,509	$82,786	$85,168
Excluding:
Depreciation and Amortization (1)	(261)	(153)	(891)	(817)
Stock-based compensation (2)	(3,771)	(4,248)	(15,014)	(20,647)
Non-recurring one time expenses (3)	(651)	(882)	(4,437)	(3,278)
Non-GAAP Adjusted Operating Expenses	$17,022	$13,226	$62,444	$60,426
(1)Depreciation and Amortization reflects the Depreciation and Amortization recorded in the Operating Expenses only, which differs from the total Depreciation and Amortization set forth in the Condensed Consolidated Statement of Cash Flows that also includes Depreciation and Amortization recorded in Cost of Revenue.
(2)Stock-based compensation reflects the stock-based compensation recorded in Operating Expenses only, which differs from the total stock-based compensation set forth in the Condensed Consolidated Statement of Cash flows that also includes stock-based compensation recorded in Cost of Revenue.
(3)Non-recurring professional fees and provisions for credit losses, as well as legal, consulting, and accounting fees related to capital markets activities.

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted Net Loss

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Net loss	$(86,077)	$(16,014)	$(143,879)	$(82,715)
Net loss per share (basic and diluted)	$(0.37)	$(0.10)	$(0.75)	$(0.60)
Excluding:
Change in fair value of warrant liabilities	68,264	(341)	68,245	(262)
Adjusted net loss	$(17,813)	$(16,355)	$(75,634)	$(82,977)
Adjusted net loss per share (basic and diluted)	$(0.08)	$(0.10)	$(0.39)	$(0.60)

D-Wave Quantum Inc.
Reconciliation of Net Loss to Adjusted EBITDA Loss

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Net loss	$(86,077)	$(16,014)	$(143,879)	$(82,715)
Excluding:
Depreciation and Amortization	315	207	1,109	1,035
Stock-based compensation	3,930	4,557	15,661	21,919
Interest expense (1)	417	(1,785)	3,897	37
Change in fair value of warrant liabilities	68,264	(341)	68,245	(262)
Term Loan debt issuance costs	—	—	—	2,118
Change in fair value of Term Loan	10	716	645	(640)
Gain on investment in marketable securities	—	—	(1,495)	—
Other (income) expense, net (2)	(2,846)	882	(4,636)	916
Non-recurring one time expenses (3)	651	882	4,437	3,278
Adjusted EBITDA Loss	$(15,336)	$(10,896)	$(56,016)	$(54,314)

(1)Interest expense primarily reflects the paid-in-kind interest associated with the term loan agreement with PSPIB Unitas Investments II Inc. entered into on April 13, 2023 and fully repaid on October 22, 2024, and interest and adjustments to accrued interest on the SIF Loan.
(2)Other income (expense), net consists primarily of foreign exchange gains and losses and interest income earned from cash and cash equivalents.
(3)Non-recurring professional fees and provisions for credit losses, as well as legal, consulting, and accounting fees related to capital markets activities.